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                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: October 28, 2001
                          -----------------------------
                        (Date of earliest event reported)


                        WORLDMODAL NETWORK SERVICES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     000-24903               87-0460452
          --------                     ---------               ----------
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               incorporation or
                                                            organization ID No.)


             519 SW Third Avenue, Suite 805, Portland, Oregon 97204
             ------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (800) 893-8894

                                       N/A
          ------------------------------------------------------------
                           (Seedling Technologies Corporation)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to a Letter of Agreement dated October 28, 2001 Worldmodal Network Services, Inc. ("the Registrant", formerly known as Seedling Technologies Corporation)(OTC.BB: SEED) sold 23,647,737 of the common shares of NxGen Network Inc. (OTC.BB: NXNW) owned by the Registrant to Hi Tec Networks. The consideration consisted of (i) $30,000.00 cash; (ii) purchase by Worldmodal of the International VoIP Intellectual Property, software codes and related assets from NXNW for $100,000 payable by note plus assumption of select liabilities; and (iii) the transfer of all outstanding shares of SouthernPlanet.com Inc., a wholly owned subsidiary of NXNW, to Worldmodal. The 23,647,737 shares of NXNW represents approximately 48% of the issued and outstanding shares of NXNW.

         The description contained herein of the transaction is qualified in its entirety by reference to the Letter of Agreement dated October 28, 2001 between Worldmodal Network Services, Inc. and Hi Tec Networks, which is attached as
Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements

                           None.

         (b) Pro Forma Financial Statements

                           None.

         (c) Exhibits

                  2.1 Letter of Agreement dated October 28, 2001 by and among Worldmodal Network Services, Inc., Hi Tec Networks, International Long Distance Corporation, and Anthony Overman

                  99.1     Press Release dated October 24, 2001


         Pursuant to the requirement of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Worldmodal Network Services, Inc.

                                               By: /s/ Douglas B. Spink
                                                   -----------------------
                                                   Douglas B. Spink, CEO